UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   July 31, 2007
_________________

           MONMOUTH REAL ESTATE INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	000-04258	22-1897375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Juniper Business Plaza, Suite 3-C 3499 Route 9 North Freehold, New Jersey (Address of principal executive offices)	07728 (Zip Code)

(732) 577-9996
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into Material Definitive Agreement.

Supplemental Indentures

           On July 31, 2007, Route 9 Acquisition, Inc. ("MergerCo"), a New Jersey corporation and a wholly-owned subsidiary of Monmouth Real Estate Investment Corporation (the "Company"), merged (the "Merger") with and into Monmouth Capital Corporation, a New Jersey Corporation ("Monmouth Capital"), with Monmouth Capital as the surviving corporation. As a result of the Merger, each share of Monmouth Capital's common stock, par value $1.00 per share (the "Monmouth Capital Common Stock"), outstanding at the time of the Merger was converted into and exchanged for the right to receive 0.655 shares of the Company's common stock, par value $0.01 per share (the "Company Common Stock"), and the Company became the owner of all of the outstanding stock of Monmouth Capital. Pursuant to the terms of an Indenture, dated as of October 23, 2003 (the "2003 Indenture"), between Monmouth Capital and Wilmington Trust Company, as trustee (the "Trustee"), following the Merger, Monmouth Capital's outstanding 8% Convertible Subordinated Debentures Due 2013 (the "2003 Debentures"), governed by the 2003 Indenture, became convertible into shares of Company Common Stock at an adjusted conversion price of $9.16 per share and, on July 31, 2007, the Company, Monmouth Capital and the Trustee entered into a First Supplemental Indenture to the 2003 Indenture (the "2003 Supplemental Indenture"), reflecting the Company's obligation to issue shares of Company Common Stock upon conversion of the 2003 Debentures.

           Pursuant to the terms of an Indenture, dated as of March 30, 2005 (the "2005 Indenture"), between Monmouth Capital and the Trustee, following the effective time of the Merger, Monmouth Capital's outstanding 8% Convertible Subordinated Debentures Due 2015 (the "2005 Debentures"), governed by the 2005 Indenture, became convertible into shares of Company Common Stock at an adjusted conversion price of $11.45 per share and, on July 31, 2007, the Company, Monmouth Capital and the Trustee entered into a First Supplemental Indenture to the 2005 Indenture (the "2005 Supplemental Indenture"), reflecting the Company's obligation to issue shares of Company Common Stock upon conversion of the 2005 Debentures. The Company does not have a direct financial obligation under the 2003 Indenture or the 2005 Indenture, as supplemented by the 2003 Supplemental Indenture and the 2005 Supplemental Indenture, respectively.

           The foregoing description of the 2003 Supplemental Indenture, the 2003 Indenture, the 2005 Supplemental Indenture and the 2005 Indenture is only a summary and is qualified in its entirety by reference to such documents, copies of which are attached hereto as Exhibits 10.1 through 10.4, respectively, and are incorporated by reference herein.

Indemnification Agreements

           Effective July 31, 2007, the Company entered into an Indemnification Agreement with each of Eugene D. Rothenberg and Joshua Kahr (the "Indemnification Agreements"), pursuant to which the Company will indemnify, and advance the expenses of, each new director to the maximum extent permitted by Maryland law.

           The foregoing description of the Indemnification Agreements is only a summary and is qualified in its entirety by reference to the form of the Indemnification Agreements, a copy of which is attached hereto as Exhibit 10.5, and is incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

           On July 31, 2007, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of March 26, 2007 (the "Merger Agreement"), by and among Monmouth Capital, the Company and MergerCo, MergerCo merged with and into Monmouth Capital, with Monmouth Capital as the surviving corporation.

           Pursuant to the Merger Agreement and as a result of the Merger, each share of Monmouth Capital Common Stock outstanding at the time of the Merger (other than shares owned by the Company or any of its subsidiaries) was converted into and exchanged for the right to receive 0.655 shares of Company Common Stock, except that any holder of Monmouth Capital Common Stock that would otherwise have been entitled to receive a fraction of a share of Company Common Stock in the Merger (after taking into account all of the shares of Monmouth Capital Common Stock surrendered by the stockholder in the Merger) is instead entitled to receive, in lieu of such fraction of a share of Company Common Stock, cash (rounded up to the nearest whole cent and without interest) in an amount equal to the fraction of a share of Company Common Stock multiplied by $8.645, which is the average closing price of the Company's Common Stock on the NASDAQ Global Select Market during the ten trading-day period ending two trading days before the closing date of the Merger, in each case in accordance with the Merger Agreement. In the Merger, the Company will pay an aggregate of approximately $32,486,840 in Company Common Stock and cash to Monmouth Capital stockholders and, as a result of the Merger, the Company is the sole stockholder of Monmouth Capital.

           For more than 35 years, the Company and Monmouth Capital, together with UMH Properties, Inc., a Maryland corporation that also operates as a REIT ("UMH Properties"), operated as separate public companies with a common management team and a number of common non-management directors. Before the Merger, all of Monmouth Capital's executive officers were also executive officers of the Company and three individuals were members of the Company's nine-member board of directors and of Monmouth Capital's six-member board of directors. The Company and Monmouth Capital have operated under common management and share office space and certain other general and administrative expenses with each other and with UMH Properties. Immediately before the Merger, Monmouth Capital owned 28,000 shares of Company Common Stock and the Company owned 51,981 shares of Monmouth Capital Common Stock and $500,000 principal amount of Monmouth Capital's 2003 Debentures.

          The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Merger Agreement, a copy of which is attached to the Form 8-K filed by the Company on March 27, 2007 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in size of Board of Directors; Election of Directors

           In connection with the Merger and pursuant to the Merger Agreement, the Company agreed to take all corporate action necessary to elect Anna T. Chew, Eugene D. Rothenberg, Joshua Kahr and Michael P. Landy, previously members of Monmouth Capital's board of directors, as directors of the Company effective upon the closing of the Merger. Effective upon the closing of the Merger, the Board of Directors of the Company increased the number of directors of the Company from nine to thirteen and, to fill the four vacancies on the Board created by the increase in the number of directors, elected Anna T. Chew and Eugene D. Rothenberg as Class I directors, Joshua Kahr as a Class II director and Michael P. Landy as a Class III director, in each case to serve for the remaining term of directors of such class as provided by, and otherwise in accordance with, the charter and Bylaws of the Company, and until his or her successor is duly elected and qualifies.

           Each of the newly-elected directors is party to an Indemnification Agreement, pursuant to which the Company will indemnify, and advance the expenses of, each new director to the maximum extent permitted by Maryland law. The foregoing description of the Indemnification Agreements is only a summary and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.5, and is incorporated by reference herein.

Item 8.01. Other Events.

           On July 31, 2007, the Company and Monmouth Capital issued a joint press release announcing the closing of the Merger. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

               The Company intends to file the financial statements of the business acquired under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(b)           Pro Forma Financial Information.

               The Company intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(d)           Exhibits

2.1         Agreement and Plan of Merger, dated March 26, 2007, by and among Monmouth Capital Corporation, Monmouth Real Estate Investment Corporation and Route 9 Acquisition, Inc., incorporated herein by reference to Exhibit 2.1 to Form 8-K filed by the Registrant on March 27, 2007.

10.1         First Supplemental Indenture, dated July 31, 2007, among Monmouth Capital Corporation, Monmouth Real Estate Investment Corporation and Wilmington Trust Company, as trustee, to Indenture, dated as of October 23, 2003, between Monmouth Capital Corporation and Wilmington Trust Company, as trustee.

10.2         Indenture, dated as of October 23, 2003, between Monmouth Capital Corporation and Wilmington Trust Company, as trustee.

10.3         First Supplemental Indenture, dated July 31, 2007, among Monmouth Capital Corporation, Monmouth Real Estate Investment Corporation and Wilmington Trust Company, as trustee, to Indenture, dated as of March 30, 2005, between Monmouth Capital Corporation and Wilmington Trust Company, as trustee.

10.4         Indenture, dated as of March 30, 2005, between Monmouth Capital Corporation and Wilmington Trust Company, as trustee.

10.5         Form of Indemnification Agreement.

99.1         Joint Press Release, dated July 31, 2007, of Monmouth Real Estate Investment Corporation and Monmouth Capital Corporation.

Signatures

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2007	MONMOUTH REAL ESTATE INVESTMENT CORPORATION By: /s/ Anna T. Chew Anna T. Chew Chief Financial Officer

EXHIBIT INDEX

2.1         Agreement and Plan of Merger, dated March 26, 2007, by and among Monmouth Capital Corporation, Monmouth Real Estate Investment Corporation and Route 9 Acquisition, Inc., incorporated herein by reference to Exhibit 2.1 to Form 8-K filed by the Registrant on March 27, 2007.

10.1           First Supplemental Indenture, dated July 31, 2007, among Monmouth Capital Corporation, Monmouth Real Estate Investment Corporation and Wilmington Trust Company, as trustee, to Indenture, dated as of October 23, 2003, between Monmouth Capital Corporation and Wilmington Trust Company, as trustee.

10.2           Indenture, dated as of October 23, 2003, between Monmouth Capital Corporation and Wilmington Trust Company, as trustee.

10.3           First Supplemental Indenture, dated July 31, 2007, among Monmouth Capital Corporation, Monmouth Real Estate Investment Corporation and Wilmington Trust Company, as trustee, to Indenture, dated as of March 30, 2005, between Monmouth Capital Corporation and Wilmington Trust Company, as trustee.

10.4           Indenture, dated as of March 30, 2005, between Monmouth Capital Corporation and Wilmington Trust Company, as trustee.

10.5            Form of Indemnification Agreement.

99.1           Joint Press Release, dated July 31, 2007, of Monmouth Real Estate Investment Corporation and Monmouth Capital Corporation.